                                  EXHIBIT 10.12

EXHIBIT 10.12. Convertible Promissory Note.

THIS NOTE AND THE SHARES OF COMMON STOCK INTO WHICH IT MAY BE CONVERTED (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, HYPOTHECATED, ASSIGNED OR OTHERWISE TRANSFERRED IN ANY WAY IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION UNDER SUCH ACT AND SUCH LAWS.

                           CONVERTIBLE PROMISSORY NOTE


US $1,000,000
Los Angeles, California                                     Dated: June 14, 2000

          FOR VALUE RECEIVED, the undersigned, Virtual Technology Corporation, a Minnesota corporation (the "Company"), hereby promises to pay to the order of Corona Viking Group LLC, a Nevada limited liability company (hereinafter called the "HOLDER") (Corona shall include Corona Viking Group LLC or its nominee), the principal sum of one million dollars (US $1,000,000) (the "LOAN"), together with interest from the date of this Promissory Note (this "NOTE") on the unpaid principal at a rate equal to ten percent (10%) per annum (the "STATED RATE"), computed as set forth in Section 2. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on September 12, 2000 (the "MATURITY DATE"), subject to extension as set forth in Section 2.

          The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by acceptance of this Note, agrees:

          1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

                    (a) "CAPITAL STOCK" means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, and (ii) all equity or ownership interests in any Person of any other type.


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                    (b)       "COMMON STOCK" shall mean the common stock, par
                              value $0.001 per share, of the Company or any successor class of common stock.

                    (c) The "COMPANY" includes the corporation initially executing this Note and any Person that shall succeed to or assume the obligations of the Company under this Note.

                    (d) "CONVERSION PRICE" means $0.25 per share, subject to adjustment as provided in Section 6(g).

                    (e) "CONVERTIBLE SECURITIES" means evidences of indebtedness, shares of Capital Stock or other Securities which are or may be at any time convertible into or exchangeable for Additional Shares of Common Stock. The term "Convertible Security" means one of the Convertible Securities.

                    (f) "HOLDER" shall mean the Person specified on the first paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

                    (g) "NOTE SHARE NUMBER" means at any time the aggregate number of shares of Common Stock which may at such time be purchased upon conversion of this Note, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

                    (h) "PERSON" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or any other entity or governmental authority.

                    (i) "SECURITIES" means any debt or equity securities of the Company, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, Note or other right to purchase or acquire any Security. "Security" means one of the Securities.

          2.        Payment of Holder's Costs Payment of Principal and Interest;
                    Default Rate; Acceleration of Maturity Date.

          (a) The Company may elect to extend the Note for all or any portion of an additional ninety (90) days, and in no event shall the Maturity Date be extended to later than December 11, 2000 (the "EXTENDED MATURITY DATE").


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          (b) All interest due hereunder shall be computed on the basis of a year of 360 days for the actual number of days elapsed. Unless accelerated as provided in this Note, interest shall be payable on the Maturity Date.

          (c) The Company may at any time prepay all or part of the principal balance due under this Note, without notice or the payment of any penalties or prepayment fees.

          (d) Except as provided in the immediately following paragraph, all payments received by Holder under this Note shall be credited first to any charges or other expenses for which Holder is entitled to payment hereunder, next to accrued but unpaid interest, and third to unpaid principal.

          (e) Notwithstanding anything to the contrary set forth in this Note, if, at any time until payment in full of all amounts due Holder hereunder, the amount payable under the Stated Rate by the Company pursuant to this Note exceeds the amount payable under the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "MAXIMUM LAWFUL RATE"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the amount payable under the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, the Company shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Holder hereunder is equal to the total interest which Holder would have received had the Stated Rate been (but for the operation of this paragraph) the interest rate payable since the date hereof. Thereafter, the interest rate payable hereunder shall be the Stated Rate unless and until the Stated Rate again exceeds the Maximum Lawful Rate, in which event this paragraph shall again apply. In no event shall the total interest payable by the Company hereunder exceed the amount payable under the Maximum Lawful Rate. In the event that a court of competent jurisdiction shall make a final determination that Holder has received interest hereunder in excess of the amount payable under the Maximum Lawful rate, Holder shall, to the extent permitted by applicable law, promptly apply such excess in the following order: (i) then due and payable fees and expenses; (ii) then due and payable interest payments; (iii) then due and payable principal payments on the Loan; (iv) then to any other unpaid obligations of the Company to Holder under this Note; and (v) thereafter as a refund to the Company or as a court of competent jurisdiction may otherwise order.

          (f) Subject to the provisions set forth above, any amounts not paid when due shall thereafter bear interest at a rate equal to the maximum permitted under state law and in no event, no more than 14%, compounded quarterly.


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          3.        Manner of Payment.

          Principal and interest on the Loan, and all other amounts payable hereunder, are payable in lawful currency of the United States of America in immediately available funds, and the Company shall deliver all such payments to Holder, payable to Holder at 11111 Santa Monica Blvd., Suite 850, Los Angeles, CA 90025, or at such other place as may be designated in writing by Holder.

          4. No Additional Financing Until Note is Repaid; Priority and Subordination Agreement.

          For the time during which the Note and any amounts hereunder remain unpaid or until such time as the Note is converted the following shall apply:

          (a) The Company covenants that it shall not obtain, accept or incur any debt or financing, whether secured or unsecured, which is or may be senior to the obligations evidenced by this Note, including all principal, interest, payments and costs due hereunder until such time as the Note hereunder has been repaid in full or the Holder has converted the Note; provided however, that this covenant shall not be applicable to the security position of any party who has, prior to the date of this Note, filed a financing statement on Form UCC-1 securing a debt (including, without limitation, that certain UCC-1 filed by Coast Business Credit in Minnesota, filing number 2104942). The Company represents and warrants that except as set forth in Schedule 1 attached hereto, there is no other debtor or other financing that has been obtained, accepted or incurred by the Company to date which is or may be considered senior to that of the Note hereunder.

          (b) The Company covenants that it will use its best efforts to obtain the necessary approval from Coast Business Credit to permit the Holder to file a financing statement on Form UCC-1 on or before June 26, 2000, including assistance in negotiating a subordination agreement between Coast Business Credit and Holder. Holder agrees to negotiate in good faith with Coast Business Credit a subordination agreement and will execute such an agreement if it is reasonably satisfactory to Holder, in its sole discretion. The Company agrees to immediately execute a Form UCC-1 which will be held in escrow by Holder's counsel until June 26, 2000. Thereafter, whether or not a subordination agreement is executed by Coast Business Credit and Holder, Holder shall be entitled to record the Form UCC-1. The Company may make a written request of Holder for one extension of the June 26, 2000 deadline for a period of two additional weeks, provided that if the Company incurs, obtains or accepts during that extension period any debt senior to that of Holder or that listed on
Schedule 1, the Holder shall have the right to immediately record the Form UCC-1, the Extended Maturity Date shall be accelerated, and the Company shall be in default under the provisions of this Note.

          (c) The Company covenants that it will not enter into any transaction or series of related transactions other than the transactions contemplated herein involving the sale, lease

(other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), or disposition of more than 10% of the assets of the Company.

          5.        Events of Default/Remedies.

          (a) Events of Default. Any of the following events shall constitute an "EVENT OF DEFAULT":

             (1) Breach by the Company of any of the Company's obligations or covenants under this Note; or

             (2) The Company (A) becomes insolvent or admits in writing the Company's inability to pay the Company's debts as they mature, provided however, that the Company's current working capital deficiency does not constitute a default, (B) makes any assignment for the benefit of creditors, or (C) applies for or consents to the appointment of a receiver or trustee for the Company or for a substantial part of the Company's property or business, or a receiver or trustee otherwise is appointed and is not discharged within thirty (30) days after such appointment; or

             (3) Any bankruptcy, insolvency, reorganization or liquidation proceeding or other proceeding for relief under any bankruptcy law or any law for the relief of debtors is instituted by or against the Company; or

             (4) Any of the Company's representations, warranties, covenants, obligations or agreements made herein, or in any statement or certificate at anytime give by the Company pursuant to the loan or hereto or in connection with the loan or herewith is false or misleading in any material respect; or

             (5) Any money judgment, writ or notice of attachment, or other similar process (singly or, if more than one, cumulatively in excess of $250,000) is entered or filed against the Company or any of the assets of the Company and (A) remains unvacated, unbonded, unstayed, undismissed or undisclosed for a period of thirty (30) days or in any event later than five (5) days before the date of any proposed sale thereunder, or (B) the Company has not appealed the same in good faith.

          (b) Cure. Upon the occurrence of an Event of Default, the Company shall give Notice to Holder within five (5) business days of the Event of Default and shall thereafter have a reasonable period, not to exceed thirty (30) days, to fully cure such default. If the Company fails to cure the default within thirty days, than the remedies set forth in subsection (c) below shall apply.

          (c) Remedies. Upon the occurrence and during the continuance of an Event of Default,

             (1) immediately and without notice, all indebtedness under this Note shall automatically be immediately due and payable, without presentment, demand or protest, or any other notice of any kind, all of which are expressly waived;

             (2) the unpaid principal balance of this Note shall accrue interest at a rate equal to the highest rate permitted by law, not to exceed 14%, compounded quarterly, until the unpaid principal and all other amounts due hereunder have been repaid;

             (3) the Holder shall have the right, in its sole discretion, for a period of one (1) year from the date of such Event of Default from time to time and upon written notice to the Company, to convert the amount owed to Holder, including interest, penalties and costs thereunder (the "OUTSTANDING DEBT"), into Common Stock of the Company at a price of the lower of (i) one-half the per share price of the average closing high bid price of the Company's Common Stock for the ten trading days preceding the date of default, as reported on the Over-the-Counter Bulletin Board quotation system, or (ii) $0.25, subject to adjustment set forth in Section 6(g);

             (4) Exercise any or all rights provided or permitted by law or granted pursuant to this Note in such order and in such manner as Holder may, in its sole judgment, determine.

          (d) Additional Shares. In addition to any other remedy which Holder might exercise upon an Event of Default, the Company and Holder have agreed that, upon an Event of Default, it would be fair and reasonable for Holder to receive 100,000 additional shares of the Company's Common Stock for each of the first three (3) thirty (30) day periods that the Company is in default under the terms of this Note. Thereafter, Holder shall receive 400,000 additional shares per month for each successive month for the next nine (9) months that the Company remains under default under the terms of this Note. Such grant of stock shall be pro rated for any period less than 30 days. Any shares issued pursuant to this Section 5(d) shall be subject to the provisions of Section 6(h).

          (e) No Waiver of Remedies. No waiver of any breach of or default under any provision of this Note shall constitute or be construed as a waiver by Holder of any subsequent breach of or default under that or any other provision of this Note.

          (f) Remedies Not Exclusive. No remedy herein conferred upon Holder is intended to be exclusive of any other remedy herein or in any other agreement between the parties hereto or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute.

          6. Conversion of Note. If during the term of this Note or upon an Event of Default and pursuant to Section 5(c)(3), the Holder elects to convert all or part of the then

Outstanding Debt due under this Note into shares of Common Stock of the Company, the following shall apply:

          (a) Automatic Conversion Upon Certain Circumstances. The Outstanding Debt shall automatically convert into shares of the Company's Common Stock at a price per share of $.25, subject to adjustment as set forth in Section 6(g), upon the occurrence of both of the following events: (i) declaration of effectiveness by the Securities and Exchange Commission of a registration statement filed under the Securities Act of 1933 covering the shares issuable upon conversion of this Note, and (ii) upon the closing price per share of the Company's Common Stock reaching, after such time as the registration statement has been declared effective, on each of ten consecutive trading days, a price of no less than $.50 per share. Upon any such conversion, this Note shall automatically be canceled, terminate and become void, and the indebtedness thereby shall be deemed satisfied. The Holder shall execute such documents as may be necessary or convenient to accomplish such effect.

          (b) Procedure for Conversion.

             (1) If the Holder elects to convert all or part of the Outstanding Debt, the Holder shall tender an executed Conversion Notice and Certificate in the form of Exhibit A hereto, to the Company not later than five (5) business days prior to the requested date of Conversion (the "CONVERSION DATE"). The Holder shall thereafter surrender the Note to the Company's transfer agent, or in the event that the Company does not have a transfer agent, to the Company's appointed counsel. The transfer agent or counsel, as the case may be, shall not surrender the Note to the Company until such time as the shares due hereunder have been duly delivered to Holder.

             (2) If the Holder elects to convert all or part of the Outstanding Debt (the "ELECTED AMOUNT"), then the Company shall pay to the Holder all accrued and unpaid interest until the date the conversion becomes effective and the Elected Amount shall be converted into Common Stock at the Conversion Price (as defined below).

             (3) In the event that only part of the Outstanding Debt is converted pursuant to the provisions of this Section 6, the Company at its expense will execute and deliver to the Holder a new Promissory Note for the remaining amount, which promissory note shall be substantially similar in form to this Note. Any unpaid interest that accrues on the remaining outstanding principal amount prior to the issuance of the new promissory note shall be deemed to be payable as interest under the new promissory note.

             (4) In calculating the amount of Common Stock issuable to the Holder upon the conversion of this Note, adjustment shall be made for interest, penalties and costs accrued hereunder or for dividends on any Common Stock issuable upon any such conversion. The Company shall not issue fractional shares of Common Stock upon any such conversion, but shall make adjustment therefore in cash on the basis of the Conversion Price (as defined below) as of the date of the conversion.

             (c) Conversion Price. The conversion price per share of Common Stock issuable upon conversion of this Note (the "CONVERSION PRICE") shall be $0.25 per share, as adjusted pursuant to Section 6(g), and the number of shares issuable upon exercise of this Note shall be determined by dividing the amount of this Note being converted by the then applicable Conversion Price, as the same may be adjusted from time to time as hereinafter set forth.

             (d) Reservation of Shares of Capital Stock. The Company shall take all steps necessary to authorize and reserve a sufficient number of shares of authorized but unissued shares of Capital Stock of the Company as required to permit the conversion in full of this Note. The Company shall supply its transfer agent, if any, with duly executed certificates required to honor this Note upon conversion in accordance with its terms and shall provide or otherwise make available any cash which may be payable in lieu of fractional shares.

             (e) Payment of Taxes. The Company shall pay all taxes with respect to the issue of any and all shares which may be issued upon the conversion of this Note (other than Holder's income taxes and taxes in respect to any transfer occurring contemporaneously with such issue).

             (f) Fully Paid Stock. The Company covenants and agrees that all shares which may be issued upon the conversion of this Note will, upon issuance, sale, delivery and payment therefor in accordance with this Note, be validly issued, fully paid and non-assessable and free from all preemptive rights of any shareholder of the Company and all taxes, liens and charges with respect to the issue thereof (other than taxes in respect to any transfer occurring contemporaneously with such issue).

             (g) Adjustment of Conversion Price. For the duration of the existence of the Note and for a period of six (6) months thereafter, if the Company issues any shares of its Common Stock at a price which, on a fully diluted basis, is less than the Conversion Price, then the Conversion Price upon each such issuance shall be adjusted to that price at which the newly issued shares of Common Stock have been sold (excluded from this adjustment shall be those shares of Common Stock issuable (i) upon exercise, conversion or exchange of options, warrants and other rights to acquire, exchange or convert securities of the Company outstanding on the date hereof (a list of which is attached hereto as Schedule 2); (ii) upon conversion of this Note, a default hereunder or the exercise or conversion of any warrant or other rights to acquire securities issued in connection herewith or issuable upon a default in the Registration Rights Agreement referred to below or in any side agreement related hereto or thereto; (iii) for non-cash consideration such as, but not limited to, in exchange for services rendered or to be rendered to the Company or to facilitate the settlement of civil actions pending or threatened or judgements entered against the Company, to the Company's lender's as an inducement to waive any default of the Company's obligations, provided however that the calculation of the price per share of any stock issued pursuant to this exception, when considered in light of the value of the services rendered or the debt or obligation incurred or being settled, shall not be less than $.25, and provided further that excluded from this calculation shall be settlements currently being negotiated with Lycos and CNET; and (iv) shares issued pursuant to the acquisition between the Company and BuyItNow.com, Inc.).

             (h) Stock Splits, Stock Dividends, etc. If at any time after the date hereof the number of shares of Common Stock outstanding is increased or decreased by a stock dividend, stock split, reverse stock split, reclassification or otherwise, the number of shares of Common Stock issuable upon exercise of this Note and the Conversion Price shall be appropriately increased or decreased, as the case may be, in proportion to such increase or decrease in outstanding shares. If the Conversion Price shall be adjusted the Company shall prepare and mail to the holder hereof a certificate setting forth the event requiring the adjustment, the amount of the adjustment, the method by which the adjustment was calculated, and (after giving effect to the adjustment) the Conversion Price.

             (i) Preservation of Purchase Rights upon Reclassification, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Holder an agreement that the Holder shall have the right thereafter upon conversion at the Conversion Price in effect immediately prior to such action to purchase, upon conversion of the Note, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had the Note (and such underlying securities) been converted immediately prior to such action. In the event of a merger described in Section 368(a)(2)(E) of the Internal Revenue Code of 1986, in which the Company is the surviving corporation, the right to convert the Note and acquire shares of Common Stock shall terminate on the date of such merger and thereupon the right to convert this Note to acquire shares of Common Stock shall become null and void, but only if the controlling corporation shall agree to substitute for the Note its note which entitles the holder thereof to acquire upon its conversion the kind and amount of shares and other securities and property which it would have owned or been entitled to receive had the Note been exercised immediately prior to such merger. The provisions of this subsection 6(i) shall similarly apply to successive consolidations, mergers, sales or conveyances.

             (j) Other Action Affecting Common Stock. In case after the date of this Note the Company shall take any action affecting its Common Stock and the failure to make any adjustment would not fairly protect the purchase rights represented by this Note in accordance with the essential intent and principle of this Section 6, then the Conversion Price shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.

             (k) Form of Note after Adjustments. The form of this Note need not be changed because of any adjustments in the Conversion Price or the number and kind of securities purchasable upon the exercise of this Note.

             (l) Notice of Adjustments. Whenever the Conversion Price or Note Share Number shall be adjusted pursuant to Section 6 hereof (for purposes of this Section 6, each an "ADJUSTMENT"), the Company shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the Adjustment, the amount of the Adjustment, the method by which such Adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Conversion Price and Note Share Number after giving effect to such Adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Note promptly after each Adjustment. Any dispute between the Company and the Holder of this Note with respect to the matters set forth in such certificate may at the option of the Holder of this Note be submitted to one of the national accounting firms currently known as the "big five" selected by the Holder, provided that the Company shall have 10 days after receipt of notice from such Holder of its selection of such firm to object thereto, in which case such Holder shall select another such firm and the Company shall have no such right of objection. The firm selected by the Holder of this Note as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Company and such Holder within 30 days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto. The fees and expenses of such accounting firm shall be paid by the Company.

             (m) Fractional Interests; Current Market Price. The Company shall not be required to issue fractional shares of Common Stock on the conversion of the Note. If any fraction of a share of Common Stock would be issuable on the conversion of the Note, the Company shall in lieu thereof pay a cash amount equal in amount to the product of the applicable fraction multiplied by the Per Share Market Value then in effect.

             (n) No Rights as Stockholder; Notices to Holder. Nothing contained in this Note shall be construed as conferring upon the Holder or its transferees any rights as a stockholder of the Company, including the right to vote, receive dividends, consent or receive notices as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter.

             7. Rights and Obligations under the Registration Rights Agreement. The shares of stock issuable to Holder upon conversion of this Note are entitled to the benefits and subject to the terms of the Registration Rights Agreement dated as of even date herewith between the Company and the Holder (as amended from time to time, the "REGISTRATION RIGHTS AGREEMENT"). The Company shall keep or cause to be kept a copy of the Registration Rights Agreement, and any amendments thereto, at its chief executive office and shall furnish, without charge, copies thereof to the Holder upon request.

          8. Additional Representations, Warranties, Covenants and Agreements.

          The Company hereby makes the following covenants, which shall be deemed to be continuing covenants until payment in full of all indebtedness of the Company to Holder arising under this Note:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Minnesota with corporate power and authority to own, lease and operate its properties, to carry on its business as presently conducted and consummate the transactions contemplated hereby, and is duly qualified to do business as a foreign corporation and is on good standing in each jurisdiction (domestic, foreign or otherwise) (i) in which the conduct of its business requires such qualification and (ii) in which it owns and leases property; except with respect to any compliance which will not have a material adverse effect on the business or operations of the Company.

          (b) The execution, delivery and performance by the Company of this Note and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action; this Note has been duly executed and delivered by the Company; and this Note is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (c) The execution, delivery and performance of this Note and compliance with the provisions hereof by the Company, do not and will not (i) violate any law or statute or order, judgement or decree of any court or other governmental authority or agency applicable to the Company or its properties or assets, (ii) conflict in any respect with or result in any breach of any of the terms or provisions that constitute a default under the Company's Certificate of Incorporation or Bylaws, or any note, indenture, mortgage, lease agreement or other agreement, contract or instrument to which the Company is a party or by which it or its properties or assets may be bound or affected, or (iii) result in the creation or imposition of any lien, encumbrance or other restriction upon any of the properties or assets of the Company.

          (d) The Company agrees to furnish to Holder, promptly upon request, such other information relating to the affairs, the operations and/or the financial condition of the Company as Holder may from time to time reasonably request, subject to a separate agreement covering confidential information not otherwise publicly available.

          (e) The Company shall promptly notify Holder in writing of the occurrence of any act or event including, without limitation, the commencement or threat of any action, suit, claim or proceeding against or investigation of the Company, which could materially and adversely affect the Company or which could impair the validity, effectiveness or enforceability of, or impair the Company's ability to perform its obligations under, this Note, and of the occurrence of any Event of Default or any event which with the giving of notice, the lapse of time, or both, would become and Event of Default and the action the Company proposes to take with respect thereto.

          (f) The Company shall, at any time and from time to time, upon the written request of Holder, execute and deliver to Holder such further documents and instruments and do such other acts and things as Holder may reasonably request in order to effectuate fully the purpose and intent of this Note.

          (g) The Company shall promptly pay and discharge all lawful taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income or profits, or upon any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof. The Company shall not be required to pay or discharge those taxes which it is reasonably contesting.

          (h) The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company, except where the failure to comply would not have a material adverse effect on the Company or any of its assets or properties.

          (i) The Company shall at all times reasonably maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition, and from time to time, make all needful and proper repairs, renewals, replacements, betterments and improvements thereto as shall be reasonably required in the conduct of its business.

          (j) The Company shall, to the extent necessary for the operation of its business, keep adequately insured by all financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations.

          10.       Representations and Warranties of Corona

          (a) Investment. The rights hereunder are being acquired by Holder and any shares issued to Holder pursuant to this Note are for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

          (b) Authority. Holder has full power and authority to enter into and to perform this Agreement in accordance with its terms and to consummate the transactions contemplated hereby. To the extent required, this Agreement has been duly executed and delivered by Holder and constitutes a valid and binding obligation, enforceable in accordance with their respective terms. Holder represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

          (c) Experience. Holder has carefully reviewed the representations concerning the Company contained in this Agreement, has made detailed inquiry concerning the Company, its business and its personnel and has reviewed the Company's filings with the Securities and Exchange Commission, including the risk factors described in the Company's most recently filed annual report on Form 10-K. The officers of the Company have made available to Holder any and all written information that it has requested and have answered to Holder's satisfaction all inquiries made by it. Holder has adequate net worth and means of providing for its current needs and contingencies to sustain a complete loss of its investment in the Company. Holder's overall commitment to investments such as this which are not readily marketable is not disproportionate to its net worth and Holders loan hereunder will not cause such overall commitment to become excessive.

          (d) Accredited Status. Holder is a limited liability company not formed for the purpose of making an investment in the Company's Securities. All of Holder's equity owners are individual "accredited investors" within the meaning of Rule 501(a) of the Securities Act of 1933, as amended. Holder's equity owners and managers have a pre-existing personal or business relationship with the Company and its executive officers.

          11.       Waiver.

          The Company hereby waives any right of offset the Company may now or hereafter have against Holder, and the Company hereby also waives diligence, presentment, protest and demand, notice of protest, dishonor and nonpayment of this Note and expressly agrees that, without in any way affecting the liability of the Company hereunder, Holder may extend any maturity date or the time for payment of any installment due hereunder, accept security, release any party liable hereunder and release any security now or hereafter securing this Note. The Company further waives, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense to any demand on this Note, or on any deed of trust, security agreement, lease assignment, guaranty or other agreement nor or hereafter securing this Note.

          12.       Choice of Law and Venue; Jury Trial Waiver.

          THIS LOAN SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEVADA. THIS AGREEMENT SHALL NOT BE INTERPRETED OR CONSTRUED WITH ANY PRESUMPTION AGAINST THE PARTY CAUSING THIS AGREEMENT TO BE DRAFTED. THE VALIDITY OF THIS NOTE, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF

NEVADA, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS OR CHOICE OF LAWS PRINCIPLES. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF CLARK. EACH OF THE COMPANY AND HOLDER WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12. THE COMPANY AND HOLDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE COMPANY AND HOLDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                                                _____________ [Company initials]
                                               _____________ [Corona's initials]

          13.       Notice.

          All notices, requests, consents and demands shall be made in writing and shall be mailed first class, certified mail, return receipt requested, to the Company or the Holder at such respective addresses as may be furnished in writing to the other party hereto.

          14. Successors and Assigns. This Note and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company, the Holder hereof and (to the extent provided herein) the Holders of shares issuable hereunder, and shall be enforceable by any such Holder.

          15. Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Note, but this Note shall be construed as if such unenforceable provision had never been contained herein.

          16.       Headings.

          Headings used in this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

          16.       Amendments.

          This Note and any term or provision hereof may only be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

          IN WITNESS HEREOF, the Company has executed this Note as of the date first written above.

                              The Company:
                              Virtual Technology Corporation
                              a Minnesota corporation

                              By:    /s/ Gregory Appelhof
                                 ----------------------------------------------
                              Name:  Gregory Appelhof
                              Title: President and Chief Executive Officer

                              Holder:
                              Corona Viking Group LLC
                              a Nevada limited liability company

                              By:    /s/ David Bergstein
                                 ----------------------------------------------
                              Name:  David Bergstein
                              Title: Manager

                                    EXHIBIT A
                        Conversion Notice and Certificate

          The undersigned hereby elects to convert $_______ of the outstanding debt under the 10% Promissory Note issued by VIRTUAL TECHNOLOGY CORPORATION, (the "THE COMPANY") on ___________, 2000 (the "NOTE") into _______ shares of Common Stock of the Company (the "SHARES") pursuant to the terms of the Note, and hereby represents and Notes as follows with respect to the Shares:

          (a) It is acquiring the Shares for its own account, for investment, and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

          (b) It understands that the Shares (i) will not be registered under the Securities Act, (ii) will be deemed "restricted securities" as defined in Rule 144 under the Securities act, and (iii) may not be sold or otherwise transferred unless such sale or other transfer is registered under the Securities Act or is exempt from such registration.

          (c) It is an "accredited investor" as that term is defined in Rule 501(a) under the Securities Act.

          (d) If it is a corporation or partnership, it is duly organized and validly existing under the laws of the state of its organization, and has full power and authority to execute this Conversion Notice and Certificate.

          (e) If is a trust, it is duly organized and validly existing under the laws of the state of its organization and has full power and authority to execute this Conversion Notice and Certificate, and its trustee executing this Conversion Notice and Certificate has full power and authority to act on behalf of the trust.

          (f) Its principal residence (if is a natural person) or its principal executive office (if it is not a natural person) is in California, and it received its offer of the Shares in such state.

          The undersigned has caused this Conversion Notice and Certificate to be executed on its behalf as of ___________________, 2000.


                                   By:

                                   Name:

                                   Title:

                                   SCHEDULE 1
              SCHEDULE OF PRIORITY DEBT, EQUITY OR OTHER FINANCING

UCC-1 filed by Coast Business Credit.
Dated 2/8/99
Filing Number:   2104942
State of Filing: Minnesota

UCC-1 filed by Crestar Bank
Dated 8/18/97
Filing Number    9708187078
State of Filing: Virginia

UCC-1 filed by Timmerman Leasing, Inc.
Dated 8/17/98
Filing Number:   2061761
State of Filing: Minnesota

UCC-1 filed by Norwest Bank.
Dated 12/7/98
Filing Number:   2088939
State of Filing: Minnesota

UCC-1 filed by Norwest Bank
Dated 7/26/99
Filing Number:   2149960
State of Filing: Minnesota

UCC-1 filed by Norwest Bank
Dated 7/26/99
Filing Number:   2149961
State of Filing: Minnesota

UCC-1 filed by Leasemaster
Dated 2/4/99
Filing Number:   2103886
State of Filing: Minnesota

                         Virtual Technology Corporation
                            Schedule of Notes Payable
                                  As of 4/30/00

                                                           Date of          Balance at
      Description                                            Note             4/30/00
      -----------                                            ----             -------
Coast Business Credit
 - Line of Credit                                           2/11/99        6,031,003.20
 - Note Payable                                             2/11/99          312,500.00

Herold Marketing Associates                                 1/28/99          276,670.64

Softdisk, Inc.                                             12/30/99           70,594.52

AFCO                                                         9/1/99           10,716.42

Colonial (capital lease)                                     8/7/98           46,226.67

Leasemaster (capital lease)                                12/14/98              100.07
                                                                           6,747,811.52